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  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                            1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement        [_] Confidential, For Use of the
                                         Commission Only(as Permitted by Rule
                                         14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)14a-11(c) or (S)14a-12

                              SAVILLE SYSTEMS PLC
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

  (1) Title of each class of securities to which transaction applies:
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  (2) Aggregate number of securities to which transaction applies:
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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
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  (4) Proposed maximum aggregate value of transaction:
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  (5) Total fee paid:
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  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:
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  (2) Form, Schedule or Registration Statement No.:
      Schedule 14A (Preliminary Proxy Material)
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  (3) Filing Party:
      Saville Systems PLC
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  (4) Date Filed:
      March  , 1997
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                       NOTICE OF ANNUAL GENERAL MEETING

                                      OF

                              SAVILLE SYSTEMS PLC

                               ----------------

  Notice is hereby given that the Annual General Meeting of Saville Systems PLC (the "Company") will be held at Keswick Hall, 701 Club Drive, Keswick, Virginia, on April 24, 1997 at 1:00 p.m. local time, to consider and act upon the following matters:

    1. To consider the audited accounts of the Company for the year ended December 31, 1996 and the Reports of the Directors and the Auditors thereon.

    2. To re-elect John A. Blanchard, III, Brian E. Boyle, Richard A. Licursi and John W. Sidgmore as Class II Directors of the Company to serve for a three-year term.

    3. To reappoint Ernst & Young as the Company's independent auditors for the current fiscal year.

    4. To authorize an amendment to the Company's 1995 Share Option Plan increasing from 2,890,000 to 5,000,000 the number of Ordinary Shares reserved for issuance under the Plan.

    5. To authorize an amendment to the Company's Memorandum and Articles of Association increasing the authorized share capital of the Company from 40,000,000 Ordinary Shares, nominal value $0.0025 per share, to 75,000,000 Ordinary Shares and increasing the number of Ordinary Shares the Board of Directors of the Company is authorized to allot from 35,972,000 Ordinary Shares to 75,000,000 Ordinary Shares.

    6. To authorize the Directors to determine the remuneration of the independent auditors.

    7. To authorize the holding of the 1998 Annual General Meeting of the Company in North America.

    8. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Peter H. Quinlan
                                          Secretary

March  , 1997

Registered Office: 67 Lansdowne Road, Dublin 4

A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE ANNUAL GENERAL MEETING IS ENTITLED TO APPOINT A PROXY (WHO NEED NOT BE A MEMBER OF THE COMPANY) TO ATTEND, SPEAK AND VOTE INSTEAD OF SUCH SHAREHOLDER. A FORM OF PROXY IS ENCLOSED.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED TO THE ENCLOSED PROXY IF MAILED IN THE REPUBLIC OF IRELAND.

                              SAVILLE SYSTEMS PLC
                               IDA BUSINESS PARK
                                    DANGAN
                                GALWAY, IRELAND

                                PROXY STATEMENT

                FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 24, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Saville Systems PLC (the "Company") for use at the Annual General Meeting of Shareholders to be held on April 24, 1997 (the "Annual General Meeting") and at any adjournment of that meeting. All proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual General Meeting.

  To be valid, a proxy must be deposited not less than 48 hours prior to the time appointed for the holding of the Annual General Meeting at (i) the registered office of the Company or (ii) the registered office of the Registrar for the Ordinary Shares, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland (each, the "Registered Office"). Any proxy may be revoked by a shareholder at any time before its exercise by (i) voting in person at the Annual General Meeting, (ii) delivery of a subsequently dated proxy to the Registered Office, provided that such subsequently dated proxy must be received at the Registered Office not less than 48 hours prior to the time appointed for the holding of the Annual General Meeting or (iii) delivery of written revocation of such proxy, provided that such written revocation must be received at the Registered Office not less than one hour prior to the time appointed for the holding of the Annual General Meeting.

  The Company's Annual Report to Shareholders for the year ended December 31, 1996 was mailed to shareholders, along with these proxy materials, on or about March , 1997.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SAVILLE SYSTEMS PLC, IDA BUSINESS PARK, DANGAN, GALWAY, IRELAND OR AT 25 BURLINGTON MALL ROAD, SIXTH FLOOR, BURLINGTON, MASSACHUSETTS 01803, U.S.A.

VOTING SECURITIES AND VOTES REQUIRED

  At the close of business on March 3, 1997, there were outstanding and entitled to vote an aggregate of 18,127,786 ordinary shares of the Company, $0.0025 nominal value per share, constituting all of the voting shares of the Company. All shareholders of record at the time appointed for the holding of the Annual General Meeting are entitled to vote at the Annual General Meeting. All ordinary shares of the Company, including those represented by American Depositary Shares of the Company ("ADSs") are referred to herein as the "Ordinary Shares." All references in this Proxy Statement to past transactions in the Company's Ordinary Shares reflect the 400-for-1 division of the Company's Ordinary Shares which occurred on September 27, 1995, and the subsequent share dividend of 2.725 Ordinary Shares for each post-division share.

  Three shareholders, appearing in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual General Meeting.

  The Bank of New York as depositary (the "Depositary") is the shareholder of record in respect of those Ordinary Shares represented by ADSs. The Company has requested the Depositary, and the Depositary is required pursuant to the Deposit Agreement, to mail to all owners of American Depository Receipts ("ADRs") representing ADSs of the Company (the "Owners") a notice, the form of which notice will be in the sole discretion of the Depositary, containing (a) the information included in the notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Ordinary Shares or other deposited securities represented by their respective ADSs, (c) a statement that Owners who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll (i.e., a written vote) with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of the Company's Memorandum and Articles of Association and (d) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given to the Depositary to give a discretionary proxy to a person designated by the Company, as described in the next paragraph. Upon the written request of an Owner, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of Ordinary Shares or other deposited securities represented by the ADSs evidenced by such Owner's ADRs in accordance with the nondiscretionary instructions set forth in such request. Accordingly, pursuant to the Company's Memorandum and Articles of Association and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Ordinary Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Ordinary Shares or other depositary securities, other than in accordance with such instructions or deemed instructions.

  The Deposit Agreement provides that if no instructions are received by the Depositary from any Owner with respect to any of the deposited securities represented by the ADSs evidenced by such Owner's ADRs on or before the date established by the Depositary for such purpose, the Depositary will deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such deposited securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such deposited securities, under circumstances and according to the terms as set forth in the Deposit Agreement; provided, that no such instructions will be deemed given and no such discretionary proxy will be given with respect to any matter as to which the Company informs the Depositary in writing that the Company does not wish such proxy to be given.

  Voting at the Annual General Meeting of Shareholders is by a show of hands unless a poll (i.e., a written vote) is duly demanded. Votes may be given either personally or by proxy. Subject to the Company's Memorandum and Articles of Association and to any rights or restrictions attaching to any class or classes of shares, on a show of hands each shareholder present in person and every proxy has one vote but so that no individual can have more than one vote, and on a poll each shareholder shall have one vote for each share of which he is the holder. Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may be demanded by (i) the Chairman of the meeting, or (ii) at least three shareholders present (in person or by proxy) entitled to vote at the meeting, or (iii) any shareholder or shareholders present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the shareholders entitled to vote at the meeting, or (iv) any shareholder or shareholders present (in person or by proxy) holding shares conferring the right to vote at the meeting being shares on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. The Depositary has agreed to demand a poll at general meetings of shareholders in respect of every resolution on which the Depositary has been instructed by an owner to vote.

  The affirmative vote of the holders of a majority of the Ordinary Shares voting on the matter is required for the approval of ordinary resolutions, including all resolutions presented for approval at this Annual General Meeting other than the resolution to amend the Company's Memorandum and Articles of Associates (the "Charter Proposal"). The Charter Proposal is a special resolution and requires the affirmative vote of the holders of 75% of the outstanding Ordinary Shares.

  Ordinary Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, including those matters other than the Charter Proposal presented for shareholder approval at this Annual General Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter. With respect to the Charter Proposal, which requires the affirmative vote of 75% of the outstanding Ordinary Shares, abstentions and "broker non-votes" will have the same effect as a vote against the Charter Proposal.

             CONSIDERATION OF THE AUDITED ACCOUNTS OF THE COMPANY
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                       AND THE REPORTS OF THE DIRECTORS
                           AND THE AUDITORS THEREON

  Under Irish Company law, the shareholders of the Company are required to consider the audited accounts of the Company for the year ended December 31, 1996 and the Reports of the Directors and the Auditors thereon which were included in the Company's Annual Report to Shareholders for the year ended December 31, 1996, as mailed to the shareholders of the Company along with these proxy materials. Under Irish Company law, the Directors are required to lay the accounts before the Annual General Meeting. In addition, under the Company's Articles of Association, the shareholders must be requested to pass a resolution that the accounts be considered. However, there is no legal requirement that such a resolution be passed or that the accounts be otherwise approved by the shareholders.

                             ELECTION OF DIRECTORS

  Under Irish Company law, the Company must have a minimum of two directors. The Company's Articles of Association set the maximum number of directors of the Company at twelve, which number may be changed by an ordinary resolution of the shareholders. The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I Directors, whose terms expire at the 1999 Annual General Meeting of Shareholders, four Class II Directors, whose terms expire at the 1997 Annual General Meeting of Shareholders, and three Class III Directors, whose terms expire at the 1998 Annual General Meeting of Shareholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

  The Chairman of the Annual General Meeting, as the person named in the enclosed proxy, will vote to elect John A. Blanchard, III, Brian E. Boyle, Richard A. Licursi and John W. Sidgmore as Class II Directors, unless authority to vote for the election of any of the nominees is withheld by marking the proxy to that effect. Messrs. Blanchard, Brian E. Boyle, Licursi and Sidgmore are currently Class II Directors of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if any of them should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

  Set forth below are the name, age and certain information with respect to each director of the Company, including the four nominees for Class II Director.

                               CLASS I DIRECTORS

  WILLIAM F. CUNNINGHAM. Mr. Cunningham, age 52, has been a director of the Company since March 1995. Mr. Cunningham is a senior partner with McGovern, Hurley, Cunningham, a Toronto-based chartered accounting firm, which he co-founded in 1984. Mr. Cunningham is a member of the Canadian Institute of Chartered Accountants, the Canadian Tax Foundation and the Estate Planning Council of Toronto.

  FERGUS G. MCGOVERN. Mr. McGovern, age 68, has been a director of the Company since June 1995. From January 1989 until his retirement in April 1994, Mr. McGovern was chief Executive Officer of Telecom Eireann, a national telecommunications operating company in the Republic of Ireland. Mr. McGovern has also served on the Executive Committee of the Confederation of Irish Industry, as Chairman and President of the Irish Management Institute, as Trustee of the International Institute of Communications and as Chairman of Cablelink, the largest cable television company in the Republic of Ireland. He is currently a director of the Irish Gas Board (a state-owned national gas utility) and a member of the Board of Graduate School of Business of University College Dublin.

  DAVID P. MIXER. Mr. Mixer, age 44, has been a director of the Company since April 1994. Since its inception in March 1989, Mr. Mixer has been a Managing Director of Columbia Capital Corporation, a Virginia-based investment services company specializing in the telecommunications industry. Since 1988, Mr. Mixer has also been the President of Bay Cellular, a cellular communications company. Mr. Mixer is a member of the Board of Directors of Telular Corporation, a publicly-held communications equipment manufacturing company.

                              CLASS II DIRECTORS

  JOHN A. BLANCHARD, III. Mr. Blanchard, age 54, has been a director of the Company since December 1994. Since May 1995, Mr. Blanchard has served as President and Chief Executive Officer of Deluxe Corporation, a publicly-held company that manufactures banking forms. From January 1994 through April 1995, he served as Executive Vice President of General Instrument Corporation, a publicly- held electronics systems and components company. From April 1991 through May 1993, Mr. Blanchard served as Chairman and Chief Executive Officer of Harbridge Merchant Services, a privately-held credit card processing company. Between 1965 and 1990, Mr. Blanchard held a variety of senior executive positions with AT&T. Mr. Blanchard is also a director of Telular Corp.

  BRIAN E. BOYLE. Mr. Boyle, age 48, has been a director of the Company since January 1995. Since January 1994, Mr. Boyle has served as Chairman, New Wireless Services, of Boston Communications Group, a wireless communications company. From July 1990 to September 1993, Mr. Boyle served as Chief Executive Officer of Credit Technologies, Inc., a supplier of customer application software for the cellular telephone industry. Prior to 1990, Mr. Boyle founded and operated a number of ventures servicing the telecommunications industry, including APPEX Corp. (now EDS Personal Communications Division, a division of EDS Corporation, a global telecommunications service company) and Leasecomm Corp., a micro-ticket leasing company. Mr. Boyle is also a director of several private companies.

  RICHARD A. LICURSI. Mr. Licursi, age 49, has been a director of the Company since December 1994. In June 1994, Mr. Licursi founded Phoenix Wireless Group, Inc., a developer of software-based systems and services for wireless telecommunications, and currently serves as its President and Chief Executive Officer. From November 1992 to June 1994, Mr. Licursi served as Senior Vice President of the Worldwide Telecom Delivery Unit of SHL Systemhouse, Inc., a telecommunications software provider. Mr. Licursi served as President of Abraxus International, Inc., a telecommunications consulting company, from February 1991 to November 1992 and prior to February 1991, Mr. Licursi served as President of Cincinnati Bell Information Systems, Inc., a telecommunications company.

  JOHN W. SIDGMORE. Mr. Sidgmore, age 44, has been a director of the Company since December 1994. Since June 1994, Mr. Sidgmore has been the President and Chief Executive Officer and director of UUNet Technologies, Inc., a provider of worldwide internet services. From 1989 to June 1994, Mr. Sidgmore served as President and Chief Executive Officer of CSC Intelicom. From 1975 to 1989, Mr. Sidgmore was employed by General Electric Information Services ("GEIS"), a provider of telecommunications and computing services and a division of General Electric Co., where he was Vice President and General Manager of GEIS North America.

                              CLASS III DIRECTORS

  JOHN J. BOYLE, III. Mr. Boyle, age 50, has served as the Company's President and Chief Executive Officer since August 1994. From 1981 to August 1994, Mr. Boyle served in various management positions with CSC Intelicom, a global supplier of information technology, most recently as Senior Vice President of Work Process/Network Practice. Prior to 1981, Mr. Boyle held various management positions with New England Telephone & Telegraph Company over the course of 14 years.

  JAMES B. MURRAY, JR. Mr. Murray, age 50, has been a director of the Company since January 1994. Since its inception in March 1989, Mr. Murray has been a Managing Director of Columbia Capital Corporation. From January 1990 to January 1993, Mr. Murray was also the President of Randolph Cellular Corp., a cellular communications company. Mr. Murray is a member of the Board of Directors of several privately-held telecommunications companies, including GO Communications Corporation, Merrick Tower Corporation, Contact New Mexico, Inc. and Columbia Spectrum Management, Inc.

  BRUCE A. SAVILLE. Mr. Saville, age 52, founded the Company in 1982 and served as the Company's President and Chief Executive Officer until becoming the Company's Chairman of the Board of Directors in August 1994. Prior to founding the Company, Mr. Saville served as the General Manager of Compu/Data Ltd., a computer service bureau, from 1976 until 1982. From 1974 to 1976, Mr. Saville served as Manager of Systems and Procedure for Northern Telephone Limited, a telephone company. Prior to that time, Mr. Saville was a programmer and Programmer/Systems Analyst for Goodyear Tire & Rubber Company and then for the Canada System Group (CSG).

  Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the Board's discretion. No family relationships exist among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent auditors' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent auditors. The Audit Committee met once during the year ended December 31, 1996. The current Audit Committee members are Messrs. Cunningham (chairman), Licursi and Mixer.

  The Company has a standing Compensation Committee of the Board of Directors, which sets the compensation levels of executive officers of the Company (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs of the Company, administers and authorizes option grants to all employees under the Company's 1995 Share Option Plan and administers the Company's 1996 Employee Share Purchase Plan. The Compensation Committee met twice during the year ended December 31, 1996. The current members of the Compensation Committee are Messrs. Mixer (Chairman), Brian Boyle and Cunningham.

  The Board of Directors met five times during the year ended December 31, 1996. Each incumbent director, except Messrs. McGovern and Sidgmore, attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

COMPENSATION FOR DIRECTORS

  The Company's non-employee directors receive $1,000, plus reasonable travel and out-of-pocket expenses, for each meeting of the Board of Directors they attend and are entitled to participate in the Company's 1995 Share Option Plan (the "Plan"). Directors who serve on the Audit Committee or Compensation Committee receive $500 for each such Committee Meeting attended. For a further description of the Plan, see "Authorization of Amendment to 1995 Share Option Plan" below.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last two fiscal years of the Company's Chief Executive Officer and the Company's four other most highly paid executive officers whose annual salary and bonus for 1996 exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                  ANNUAL COMPENSATION               AWARDS(2)(3)
                                  --------------------              ------------
                                                       OTHER ANNUAL  SECURITIES   ALL OTHER
                                                       COMPENSATION  UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY($)  BONUS($)     ($)(1)     OPTIONS(#)     ($)(4)
---------------------------  ---- ---------- --------- ------------ ------------ ------------
Bruce A. Sa-
 ville(5).......             1996 $ 210,000  $     --      $--          2,894      $   --
 Chairman                    1995   200,000        --       --         23,095          --
John J. Boyle,
 III............             1996   224,700    168,525      --          6,094          --
 Chief Executive
  Officer                    1995   214,000    160,500      --        371,684          --
Marc J.
 Venator(6).....             1996   157,500     47,250      --          2,821       15,591
 Chief Operating
  Officer                    1995   102,116     30,082      --        180,940       21,574
John Kiley(7)...             1996   150,000     85,000      --            450          --
 Senior Vice
  President,                 1995    25,962     10,192      --        100,000          --
 Global Sales
  and Marketing
Michael
 Shulist(5)(8)..             1996   122,640     61,792      --          2,602        3,218
 Senior Vice
  President,                 1995    91,832     27,456      --        132,728        1,184
 Global Consult-
  ing Services

--------
(1) In accordance with the rules of the SEC, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Office.
(2) The Company does not have a long-term compensation program that includes long-term incentive payouts. No restricted stock awards or stock appreciation rights were granted to any of the Named Executive Officers during the years ended December 31, 1995 or December 31, 1996.
(3) The Company did not grant any restricted stock awards or stock appreciation rights during the years ended December 31, 1995 and December 31, 1996. The Company does not have any long term incentive plan.
(4) Consists of amounts paid by the Company for relocation expenses in the case of Mr. Venator. Consists of amounts paid by the Company for automobile lease payments in the case of Mr. Shulist.
(5) Amounts reflected in this section have been converted into U.S. dollars at the conversion ratio in effect on December 31, 1996 as reported in the New York Times on that date (US $1.00 = CDN $1.36 equivalent to CDN $1.00 = US $0.73).
(6) Mr. Venator joined the Company in April 1995. See "--Agreements with Named Executive Officers."
(7) Mr. Kiley joined the Company in October 1995. See "--Agreements with Named Executive Officers."
(8) Mr. Shulist joined the Company in March 1995. See "--Agreements with Named Executive Officers."

  Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1996 by the Company to the Named Executive Officers.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

                          INDIVIDUAL GRANTS
              ------------------------------------------
                          PERCENT OF                      POTENTIAL REALIZABLE
                            TOTAL                           VALUE AT ASSUMED
               NUMBER OF   OPTIONS                        ANNUAL RATES OF STOCK
              SECURITIES  GRANTED TO EXERCISE            PRICE APPRECIATION FOR
              UNDERLYING  EMPLOYEES  OR BASE                 OPTION TERM(1)
                OPTIONS   IN FISCAL   PRICE   EXPIRATION -----------------------
  NAME        GRANTED (#)    YEAR     (#/SH)     DATE      5% ($)      10% ($)
  ----        ----------- ---------- -------- ---------- ----------- -----------
Bruce A. Sa-
 ville......     2,894       2.30%    $16.38    1/1/06   $    29,812 $    75,549
John J.
 Boyle,
 III........     5,419        4.2%     16.38    1/1/06        55,823     141,466
                   675        0.5%     21.76   2/28/97           489         978
Marc J.
 Venator....     2,821        2.2%     16.38    1/1/06        29,060      73,644
John J. Ki-
 ley........       450        0.3%     21.76   2/28/97           326         652
Michael
 Shulist....     2,227        1.7%     16.38    1/1/06        22,941      58,137
                   375        0.3%     21.76   2/28/97           272         543

--------
(1) These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Ordinary Shares on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future share prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performance of the Company's ADSs. Values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

  Year-End Option Table. The following table sets forth certain information regarding options exercised during the year ended December 31, 1996 and stock options held as of December 31, 1996 by the Named Executive Officers.

              AGGREGATE OPTION EXERCISES AS OF DECEMBER 31, 1996
                          AND YEAR-END OPTION VALUES

                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED         IN THE MONEY
             NUMBER OF                    OPTIONS AT                OPTIONS AT
              SHARES      VALUE         FISCAL YEAR-END         FISCAL YEAR END(2)
            ACQUIRED ON  REALIZED  ------------------------- -------------------------
             EXERCISE     ($)(1)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----------- ---------- ----------- ------------- ----------- -------------
Bruce A.
 Saville..         0            $0    10,592      15,397     $   316,232  $  492,165
John J.
 Boyle,
 III......    10,000      $229,471   310,603      87,165      10,970,611   2,777,387
              20,000      $610,819
              50,000    $2,061,262
              25,000    $1,071,179
               8,000      $330,577
              17,000      $703,726
Marc J.
 Venator..    30,000      $666,806       334      67,552          10,676   2,159,300
              11,612      $287,070
               1,763       $30,191
              20,000      $444,376
              30,000    $1,027,293
              15,737      $566,532
               2,821       $83,558
               3,442      $128,524
John J.
 Kiley....    30,000    $1,040,625     3,333      67,117         102,073   2,050,166
Michael
 Shulist..    22,600      $502,327    76,611      36,119       2,500,384   1,149,631

--------
(1) The values in this column represent the last reported sale price of the ADSs on the respective date of exercise, less the respective option exercise price.
(2) Value is based on the closing sales price of the Company's ADSs on December 31, 1996 ($40.625), the last trading day of the Company's 1996 fiscal year, less the applicable option exercise price.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by all persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1996 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

  The Company has entered into the following employment agreements with the Named Executive Officers:

  The Company is a party to an employment agreement with Mr. Saville for the three year period ending August 2, 1997. Pursuant to the agreement, Mr. Saville serves as the Chairman of the Board of Directors of the Company and is entitled to receive an initial annual base salary of $200,000, subject to adjustment, in the discretion of the Board of Directors, based upon a consideration of Mr. Saville's individual performance and the overall performance of the Company. The Company may terminate Mr. Saville's employment only for cause.

  The Company is a party to an employment agreement with Mr. Boyle for the three year period ending August 7, 1997. Pursuant to the agreement, Mr. Boyle serves as the Chief Executive Officer of the Company and is entitled to receive an initial annual base salary of $200,000, subject to adjustments after the first year. In addition to his base salary, Mr. Boyle is eligible to receive an incentive bonus of up to 75% of his base salary at the end of each calendar year during the term of the agreement and at the expiration of the agreement. The amount of any such bonus is dependent upon Mr. Boyle's individual performance and the overall performance of the Company, as determined by the Board of Directors of the Company.

  Pursuant to Mr. Boyle's agreement, the Company agreed to grant Mr. Boyle non-statutory share options to purchase the number of Ordinary Shares described below within 60 days of the end of calendar years 1994, 1995 and 1996 and within 60 days after the termination of the agreement. The number of Ordinary Shares subject to each option to be granted to Mr. Boyle on each of such dates is determined by dividing (i) three times the sum of Mr. Boyle's base salary and bonus during the relevant period by (ii) the market price of the Ordinary Shares on the date of grant. Such options are exercisable at a price per share equal to the fair market value of the Ordinary Shares on the date of grant. Pursuant to this formula, at the end of calendar year 1994, Mr. Boyle was granted an option to purchase 166,450 Ordinary Shares at an exercise price of $2.40 per Ordinary Share, in lieu of his grant within 60 days of the end of 1995 he was granted an option to purchase 129,734 Ordinary Shares at an exercise price of $8.66 per share on September 1, 1995, and, in lieu of his grant within 60 days of the end of 1996, was granted an option to purchase 100,000 Ordinary Shares at an exercise price of $38.00 per share on January 2, 1997.

  In addition, Mr. Boyle's agreement required him to purchase 80,460 Ordinary Shares at a purchase price per share of $2.49. Saville Systems U.S., Inc., a majority-owned subsidiary of the Company, loaned Mr. Boyle $100,000 of the purchase price on a full recourse basis with interest accruing at the Prime Rate as established by Chase Manhattan Bank, with the principal due on the last day of the term of the agreement. Mr. Boyle pledged the Ordinary Shares as security for such loan. If Mr. Boyle's employment with the Company is terminated for cause (as defined in the agreement) or if Mr. Boyle resigns prior to the expiration of the term of the agreement, the Company may, subject to applicable law, repurchase all Ordinary Shares of the Company held by Mr. Boyle at a price equal to Mr. Boyle's purchase price paid for those shares. If Mr. Boyle's employment is terminated other than for cause, the Company may repurchase such shares at their then fair market value.

  The Company may terminate Mr. Boyle's employment at any time with or without cause. In the event the Company terminates Mr. Boyle's employment without cause, if Mr. Boyle resigns or if Mr. Boyle's duties are materially diminished such that his ability to function as Chief Executive Officer is impaired, he is eligible to receive the amount of his salary and the maximum bonus payment to which he would have been entitled to receive for the lesser of (i) one year or (ii) the remainder of his employment term. Such payment shall be made in equal monthly installments over the period during which Mr. Boyle would be entitled to receive such payments if still employed by the Company.

  The Company has also entered into employment agreements with Messrs. Venator, Shulist and Kiley. Pursuant to the agreement with Mr. Venator, the Company is obligated to pay a base salary of $150,000, subject to adjustment after the first year. In addition, Mr. Venator is entitled to receive a year-end bonus, the amount of which is dependent upon Mr. Venator's individual performance and the overall performance of the Company. Upon joining the Company, Mr. Venator was granted an option to purchase 41,612 Ordinary Shares at an exercise price of $2.40 per share. The Company may terminate the employment of Mr. Venator with or without cause. If the Company terminates Mr. Venator's employment without cause during the first two years of his employment, the Company must pay Mr. Venator an amount equal to his salary for the lesser of (i) one year or (ii) the number of months remaining in the first two years of his employment.

  Pursuant to the agreement with Mr. Shulist, the Company is obligated to pay a base salary of CDN$160,000 (approximately $116,800 at March 3, 1997), subject to adjustment after the first year. In addition, Mr. Shulist is entitled to receive a year- end bonus, the amount of which is dependent upon Mr. Shulist's individual performance and the overall performance of the Company. Upon joining the Company, Mr. Shulist was granted an option to purchase 41,612 Ordinary Shares at an exercise price of $2.40 per share. The Company may terminate the employment of Mr. Shulist with or without cause. If the Company terminates Mr. Shulist's employment without cause during the first two years of his employment, the Company must pay Mr. Shulist an amount equal to his salary for the lesser of (i) one year or (ii) the number of months remaining in the first two years of his employment.

  Pursuant to the agreement with Mr. Kiley, the Company is obligated to pay a base salary of $150,000, subject to adjustment after the first year. In addition, Mr. Kiley is entitled to receive a year-end bonus, the amount of which is dependent upon Mr. Kiley's individual performance and the overall performance of the Company. Upon joining the Company, Mr. Kiley was granted an option to purchase 100,000 Ordinary Shares at an exercise price of $10.00 per share. The Company may terminate the employment of Mr. Kiley with or without cause. If the Company terminates Mr. Kiley's employment without cause during the first two years of his employment, the Company must pay Mr. Kiley an amount equal to his salary for the lesser of (i) one year or (ii) the number of months remaining in the first two years of his employment.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of Messrs. Mixer (Chair), Brian Boyle and Cunningham. The Compensation Committee is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. In the year ended December 31, 1996, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's other directors, including the input of Mr. Saville with respect to the compensation of the Company's executive officers other than Mr. Saville and of Mr. John J. Boyle with respect to the compensation of the Company's executive officers other than Mr. Boyle.

 Policies and Philosophy

  The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with shareholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and shareholder interests.

  In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and share option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic licensing, distribution and development alliances, product development and enhancement of the Company's licensing position, as well as on the Company's overall financial performance.

 Executive Officer Compensation in Fiscal 1996

  The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace;
(ii) bonus packages and (iii) share-based equity incentives in the form of participation in the 1995 Option Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provides incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary share option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary and bonus level and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company. Two-thirds of each executive officer's bonus and equity awards are based upon specific goals or milestones that are established at the beginning of each fiscal year. Additional bonus and equity awards are based upon each executive officer's compensation after taking into account actions by such officer to accomplish established Company goals.

  In determining the salary and bonus of each executive officer, including the Named Executives, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals,
(ii) the Company's long-term needs and goals, including attracting and retaining key management personnel and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies described under the caption "Comparative Stock Performance" below constitute a much broader group of companies at various stages of development than those considered by the Compensation Committee to compare compensation levels of the Company's executive officers. Rather, the companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

  Share option grants made pursuant to the 1995 Option Plan in the year ended December 31, 1996 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's ADSs on the Nasdaq National Market. Such grants, as a result of vesting arrangements applicable to such share options, also serve as a means of retaining these individuals. In making share option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, the salary and bonus to be earned by the executive and the executive's current share or option holdings.

  During 1996, the Named Executives received options under the 1995 Option Plan to purchase an aggregate of 14,861 Ordinary Shares, at a weighted average exercise price of $16.92 per share, all current executive officers as a group received options to purchase an aggregate of 17,445 Ordinary Shares, at a weighted average exercise price of $16.91 per share, and all employees, excluding current executive officers as a group, received options to purchase an aggregate of 111,142 Ordinary Shares, at a weighted average exercise price of $26.81 per share. During 1996, no non-employee director received options under the 1995 Option Plan. For additional information regarding the ownership of options by the Named Executives, see "Executive Compensation--Option Grants" and "--Option Exercises and Holdings." On March 3, 1997, the closing price of the ADSs on the Nasdaq National Market was $34.375, and options to purchase an aggregate of 1,984,473 Ordinary Shares were outstanding under the 1995 Option Plan.

 Compensation of the Chief Executive Officer in Fiscal 1996

  The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company--to provide a competitive compensation opportunity that rewards performance.

  Mr. John J. Boyle served in the positions of President and Chief Executive Officer of the Company during the year ended December 31, 1996. The Compensation Committee set Mr. Boyle's base salary during 1996 at

$224,700, considered by the Compensation Committee to be the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. In addition, Mr. Boyle received a bonus of $168,525 and options to purchase 6,094 Ordinary Shares during 1996, which amounts were partially based on achievement of certain performance related goals that were established at the beginning of 1996. In considering Mr. Boyle's performance, the Compensation Committee considered the hiring of certain key management level employees of the Company and the Company's achievement of its internal earnings targets.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has no current plan to pay any of its executive officers annual compensation over $1,000,000, it currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

                                          COMPENSATION COMMITTEE

                                          David P. Mixer, Chairman
                                          Brian E. Boyle
                                          William F. Cunningham

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's Ordinary Shares as of March 3, 1997 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding Ordinary Shares,
(ii) by each director or nominee for director, (iii) by each of the Named Executives, and (iv) by all current directors and executive officers as a group:

                                                  NUMBER OF
                                                    SHARES      PERCENTAGE OF
NAME AND ADDRESS OF                              BENEFICIALLY    OUTSTANDING
BENEFICIAL OWNER                                  OWNED (1)   ORDINARY SHARES(2)
-------------------                              ------------ ------------------
FMR Corp.(3)...................................   1,536,400           8.1%
 82 Devonshire Street
 Boston, MA 02109
Bruce A. Saville(4)............................   1,115,841           5.9%
 Saville Systems PLC
 4445 Calgary Trail
 Edmonton, AB
 Canada, T6H 5R7
David P. Mixer(5)..............................   1,240,812           6.6%
James B. Murray, Jr.(6)........................   1,223,547           6.5%
John J. Boyle, III(7)..........................     301,434           1.6%
Michael Shulist(8).............................      77,486             *
Marc J. Venator(9).............................      44,276             *
John A. Blanchard, III(10).....................      23,005             *
Brian E. Boyle(11).............................      20,806             *
Richard A. Licursi(12).........................      20,806             *
Fergus G. McGovern(12).........................      20,806             *
John W. Sidgmore(12)...........................      20,806             *
William F. Cunningham(12)......................      15,806             *
John J. Kiley(13)..............................       3,783             *
All current directors and executive officers as
 a group
 (14 persons)(14)..............................   4,128,764          21.8%

--------
* Less than 1% of the Ordinary Shares outstanding.

 (1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of Ordinary Shares beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Any reference in these footnotes to shares subject to share options held by the person in question refers to share options held by such person that are currently exercisable or exercisable within 60 days after March 3, 1997 ("Presently Exercisable Options").
 (2) The number of shares deemed outstanding includes 18,127,786 shares outstanding as of March 3, 1997 and any shares subject to share options held by the person or entity in question that are Presently Exercisable Options.
 (3) Includes 1,447,400 shares owned by Fidelity Management & Research Company and 89,000 shares owned by Fidelity Management Trust Company, each a wholly owned subsidiary of FMR Corp.
 (4) All shares are owned of record by Grannarville Interest Group Inc. Mr. Saville owns 100% of the voting securities of Grannarville Interest Group Inc.
 (5) Includes 40,287 shares held by the Trimix Foundation, of which Mr. Mixer is one of three directors.

 (6) Includes 57,553 shares held by The James B. and Bruce R. Murray, Jr. Foundation, of which Mr. Murray is the sole trustee.
 (7) Includes 300,603 shares issuable pursuant to Presently Exercisable
     Options.
 (8) Includes 76,611 shares issuable pursuant to Presently Exercisable
     Options.
 (9) Includes 43,776 shares issuable pursuant to Presently Exercisable
     Options.
(10) Includes 20,806 shares issuable pursuant to Presently Exercisable
     Options.
(11) Comprised solely of shares issuable pursuant to Presently Exercisable Options that are held in trust for the benefit of Mr. Boyle's children. Mr. Boyle disclaims beneficial ownership of these shares.
(12) Comprised solely of shares issuable pursuant to Presently Exercisable Options.
(13) Includes 3,333 shares issuable pursuant to Presently Exercisable Options.
(14) Includes 544,159 shares issuable pursuant to Presently Exercisable
     Options.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total shareholder return on the ADSs representing Ordinary Shares of the Company for the year ended December 31, 1996 with the cumulative total return of (i) the Standard & Poor's 500 Stock Index ("S&P 500") and (ii) the Standard & Poor's Software & Services Index ("S&P Computers"). This graph assumes the investment of $100 on January 1, 1996 in the ADSs representing Ordinary Shares, the Standard & Poor's 500 Stock Index and the Standard & Poor's Software & Services Index, and assumes dividends are reinvested.


              [COMPARATIVE STOCK PERFORMANCE GRAPH APPEARS HERE]

                                   11/16/95      12/31/95       12/31/96
Saville Systems PLC                 $100.00       $143.00        $406.00
S & P 500                            100.00        106.00         131.00
S & P Computers                      100.00         95.00         147.00

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  Ernst & Young has served as the Company's independent auditors since 1993. The Board of Directors acknowledges the retirement of Ernst & Young as the Company's independent auditors in accordance with the Companies Acts, 1963 to 1990, of the Republic of Ireland. Ernst & Young has expressed their willingness to serve as the Company's independent auditors for the current year.

  Representatives of Ernst & Young are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

BOARD RECOMMENDATION

  The Board of Directors recommends a vote FOR the reappointment of Ernst & Young as the Company's independent auditors.

           AUTHORIZATION OF AMENDMENT TO THE 1995 SHARE OPTION PLAN

  The Board of Directors believes the continued growth and profitability of the Company depends, in large part, upon the ability, of the Company to maintain a competitive position in attracting and retaining key personnel. Currently, 741,380 Ordinary Shares remain available for future awards under the Company's 1995 Share Option Plan (the "1995 Option Plan"). Accordingly, on April 24, 1997, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1995 Option Plan that increased from 2,890,000 to 5,000,000 the number of Ordinary Shares available for issuance under the 1995 Option Plan (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split) (the "Plan Amendment").

  The following summary describes the 1995 Option Plan, as amended by the Plan Amendment. This summary is qualified in all respects by reference to the full text of the 1995 Option Plan, a copy of which is available upon request from the Secretary of the Company.

  The 1995 Option Plan was adopted by the Board of Directors in August 1995 and approved by the shareholders of the Company in September 1995. The 1995 Option Plan provides for the grant of options to purchase Ordinary Shares to employees, officers and directors of, and consultants and advisers to, the Company and its subsidiaries. As of March 3, 1997, approximately 629 persons were eligible to participate in the 1995 Option Plan.

  Under the 1995 Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("non- statutory options"). Incentive stock options may only be granted to employees of the Company. A total of 5,000,000 Ordinary Shares may be issued upon the exercise of options granted under the 1995 Option Plan. The maximum number of shares with respect to which options may be granted to any employee under the 1995 Option Plan shall not exceed 223,500 Ordinary Shares during any calendar year.

  The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1995 Option Plan, the Compensation Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of Ordinary Shares subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a shareholder owning in excess of 10% of the Company's Ordinary Shares) of the fair market value of the Ordinary Shares as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years).

  Payment of the option exercise price may be made in cash (or by delivery of a promissory note payable on terms specified by the Compensation Committee) in a manner consistent with Section 422 of the Internal Revenue Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Options are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order (as defined in the Code).

  The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1995 Option Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, so long as not inconsistent with the 1995 Option Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1995 Option Plan may be exercised.

  The Compensation Committee may amend the 1995 Option Plan at any time. However, no such amendment shall be made without prior approval of the shareholders of the Company if such amendment requires shareholder approval under Section 422 of the Code or any successor provision with respect to incentive stock options, or under Rule 16b-3.

  As option grants under the 1995 Option Plan are discretionary, the Company cannot now determine the number of options to be received by the Company's Named Executives, by all current executive officers as a group, by non-employee directors as a group or by non-executive officer employees as a group. The number of such options shall be determined by the Compensation Committee pursuant to the terms of the 1995 Option Plan. During 1996, the Named Executives received options under the 1995 Option Plan to purchase an aggregate of 14,861 Ordinary Shares, at a weighted average exercise price of $16.92 per share, all current executive officers as a group received options to purchase an aggregate of 17,445 Ordinary Shares, at a weighted average exercise price of $16.91 per share, and all employees, excluding current executive officers as a group, received options to purchase an aggregate of 111,142 Ordinary Shares, at a weighted average exercise price of $26.81 per share. During 1996, no non-employee director received options under the 1995 Option Plan. For additional information regarding the ownership of options by the Named Executives, see "Executive Compensation--Option Grants" and "-- Option Exercises and Holdings." On March 3, 1997, the closing price of the ADSs on the Nasdaq National Market was $34.375, and options to purchase an aggregate of 1,981,473 Ordinary Shares were outstanding under the 1995 Option Plan.

 Tax Consequences

  The following summary of certain tax consequences of the grant and exercise of options under the 1995 Option Plan is based on the laws, regulations, administrative rulings and Revenue practices of the Republic of Ireland, the United States and Canada in force and as interpreted by the relevant authorities as of the date of this Proxy Statement, and such laws, regulations and administrative rulings are subject to change in the future.

  This summary is of a general nature only and does not discuss all aspects of Irish, U.S. or Canadian tax that may be relevant to a particular optionee. Optionees are advised to consult their own tax advisers with respect to the tax consequences in the Republic of Ireland, the United States and Canada of being an optionee. Each person who receives options under the 1995 Option Plan is given a copy of the Prospectus relating to the 1995 Option Plan, which contains more detailed information regarding the tax consequences of being an optionee.

 Irish Tax Consequences

  Resident Optionees. The grant of an option to a Resident Optionee does not create a taxable benefit for the Resident Optionee at the date of grant. The optionee will, however, realize taxable income for Irish income tax purposes upon the exercise of the option in an amount equal to the excess of the market value of the Ordinary

Shares at the date of exercise of the option over the amount paid for the Ordinary Shares by the Resident Optionee. The amount is treated as taxable income of the Resident Optionee for the tax year in which the option is exercised and is taxable at the Resident Optionee's appropriate rate of tax.

  Upon the sale of the Ordinary Shares, Irish capital gains tax will be imposed. The taxable gain is calculated by taking the indexed cost of the shares and subtracting it from the sale proceeds. However, added to the cost is the amount of income, if any, realized upon the exercise of the option. The allowable cost of the Ordinary Shares can be indexed by reference to the rate of inflation as published in official statistics between the date of acquisition and the date of disposal, provided that the length of time exceeds twelve months.

  Non-Resident Optionees. The Irish income tax consequences for Non-resident Optionees on the exercise of options are uncertain as such consequences depend on a number of variable factors, for example the applicable double taxation treaty. Non-resident Optionees should consult their own tax advisors to determine the Irish tax consequences for them of being Non-resident Optionees. Assuming that the ADSs representing the Ordinary Shares issuable upon the exercise of options under the 1995 Option Plan will be quoted on the Nasdaq National Market, Non-resident Optionees will have no liability for Irish capital gains tax in respect of disposal of the Ordinary Shares.

 U.S. Federal Income Tax Consequences

  The following is a summary of the U.S. federal income tax treatment of incentive and non-statutory stock options received by persons who are resident in the United States for U.S. federal income tax purposes. Generally, persons who are not resident in the United States for U.S. federal income tax purposes and who have not performed services in the United States will not be subject to any United States taxes upon the grant or exercise of options or upon the disposition of Ordinary Shares.

  Incentive Stock Options. No taxable income will be recognized by the optionee upon the grant or exercise of an incentive stock option granted under the 1995 Option Plan, and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a sale of the shares will be treated as capital gain. The gain recognized upon the sale of the shares is the difference between the option price and the sale price of the shares. The net federal income tax effect on the holder of incentive stock options is to defer, until the shares are sold, taxation of any increase in the value of the shares from the time of grant to the time of exercise.

  If the optionee sells the shares prior to the expiration of the Statutory Holding Period (a "Disqualifying Disposition") for more than the option price, he or she will recognize a gain. Some or all of the gain will be taxed at ordinary income tax rates, and the remaining gain will be taxed at capital gains rates. He or she will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise less the option price, or (ii) the amount realized on sale less the option price; and the Company will receive a corresponding business expense deduction. However, if the optionee making the Disqualifying Disposition is a person required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person"), and the option was exercised within six months of the date of grant, the amount of the ordinary income (and the amount of the Company's business expense deduction) will be equal to the lesser of (i) the fair market value of the shares on the date that is six months after the date of grant less the option price, or (ii) the amount realized on the sale less the option price. Any additional gain recognized after a Disqualifying Disposition will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period.

  If the optionee sells the shares for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and as a short-term capital loss if the shares are held for a shorter period.

  For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-qualified option. Thus, in the year of option exercise an optionee must include the difference between the exercise price and the fair market value of the shares on the date of exercise in alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rates of 26% to 28% but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

  Non-Qualified Options. No taxable income is recognized by the optionee upon the grant of a non-qualified option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, the following special rules apply to Reporting Persons. If such a person exercises the option within six months of the date of grant, upon exercise of such option, no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant, unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and the fair market value at the time of exercise recognized as ordinary income as of the time of exercise. The optionee will have a basis in the shares acquired upon exercise of the option equal to the option price plus any ordinary income recognized.

  The optionee will recognize a gain or loss upon the subsequent disposition of the purchased shares equal to the difference between his or her basis and the amount realized upon the sale. The gain or loss will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

 Canadian Federal Income Tax Consequences

  There are no Canadian federal income tax consequences to the Company or to an optionee upon the grant of an option under the 1995 Option Plan.

  An optionee who is a resident of Canada at the time an option is exercised will be subject to Canadian federal income tax in respect of the benefit received upon exercising the option, as described below. To the extent that the stock option benefit relates to duties of an office (including the position of director) or employment performed in a country other than Canada and such benefit is subject to tax in that country, an optionee may claim a deduction from Canadian tax otherwise payable in respect of such foreign tax paid.

  To the extent that the granting of an option relates to the duties of an office (including the position of director) or employment performed in Canada by an optionee who is non-resident in Canada at the time of exercising, the optionee will be subject to Canadian federal income tax in respect of the benefit received upon exercising the option.

  An optionee who is a resident of the United States will be exempt by virtue of the Canada-United States Income Tax Convention from the otherwise applicable Canadian federal income tax in respect of the benefit received upon exercising an option that represents remuneration for the duties of employment performed in a particular year in Canada, provided that the amount of the benefit, together with all other remuneration in respect of those duties, does not exceed CDN $10,000, or provided that the optionee is present in Canada for a period or periods not exceeding a total of 183 days in that year.

  An optionee who is a resident of the Republic of Ireland will be exempt by virtue of the Canada-Ireland Income Tax Agreement from the otherwise applicable Canadian federal income tax in respect of the benefit received upon exercising an option that represents remuneration for the duties of employment performed in a particular year in Canada, provided that the optionee is present in Canada for a period or periods not exceeding a total of 183 days in that year, the remuneration is not paid by or on behalf of a Canadian resident employer, and the remuneration is not deducted from the profits of a permanent establishment or a fixed base which the Company has in Canada.

  Where an optionee subject to Canadian federal income tax acquires shares in a particular year by exercising an option under the 1995 Option Plan, the excess, if any, of the value of those shares at the time of acquisition over the price paid for the shares will be a taxable benefit from employment to the optionee in that year. An amount equal to one-quarter of this taxable benefit may be deducted in computing the taxable income of the optionee, provided that
(a) the option was granted after February 15, 1984, (b) the exercise price is not less than the fair market value of the shares at the time the option was granted and (c) immediately after the option was granted, the optionee was dealing at arm's-length with the Company.

  The amount of the taxable benefit, if any, received by an optionee upon exercise of an option will be added to the adjusted cost base of the Ordinary Shares acquired pursuant to the option. The adjusted cost base to an optionee of shares acquired under the 1995 Option Plan will be averaged with the adjusted cost base to the optionee of any shares acquired otherwise than under the 1995 Option Plan.

  The excess of proceeds of disposition of the shares over their adjusted cost base is treated as a capital gain, 75% of which is included in income for Canadian tax purposes. Non-residents of Canada will generally be exempt from Canadian tax on the gain.

             APPROVAL OF AMENDMENT TO THE COMPANY'S MEMORANDUM AND
                            ARTICLES OF ASSOCIATION

  The following brief descriptions of the Company's share capital and certain provisions of the Company's Memorandum and Articles of Association do not purport to be complete and are subject to and are qualified in their entirety by reference to the provisions of the Company's Memorandum and Articles of Association.

  The authorized share capital of the Company is $100,000 and IR(Pounds)30,000 divided into 40,000,000 Ordinary Shares (nominal value $0.0025 per share), and 30,0000 Deferred Shares (nominal value IR(Pounds)1.00 per share), respectively. All of the Ordinary Shares issued and outstanding are issued and fully paid.

  Irish law requires that a certain amount of the Company's share capital be denominated in Irish pounds, and the Deferred Shares meet this requirement. The Deferred Shares carry no voting or dividend rights and carry only minimal rights on a liquidation.

  Irish law restricts the power of the directors of a company (other than under certain employee share plans) to allot shares or to grant share subscription rights and rights to convert any security into shares unless either the articles of association of such company or a resolution of the shareholders authorizes the board of directors to do so. No such authority may be given for a period in excess of five years. By an ordinary resolution of the Company's shareholders passed on September 27, 1995, the Board of Directors has been authorized to allot up to 35,972,000 Ordinary Shares during the period ending on September 27, 2000.

BOARD RECOMMENDATION

  The Board of Directors believes that in order to maintain maximum flexibility, it is in the best interests of the Company to increase the Company's authorized share capital to 75,000,000 Ordinary Shares, and for the shareholders to authorize the Board of Directors to allot up to such number of shares from time to time during the period ending on April 24, 2002. Such shares may be allotted pursuant to existing and other share option plans and for other general corporate purposes. Therefore, the Board of Directors recommends a vote FOR amending the Memorandum and Articles of Association of the Company to increase the authorized share capital of the Company and FOR the authorization of the Board of Directors to allot such shares from time to time.

           AUTHORIZATION OF DETERMINATION BY THE BOARD OF DIRECTORS
                  OF THE REMUNERATION OF INDEPENDENT AUDITORS

  Under Irish company law, the remuneration of the Company's independent auditors must be determined by the shareholders of the Company or in such manner as the shareholders may approve at the Annual General Meeting. The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent auditors' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent auditors. The current Audit Committee members are Messrs. Cunningham (Chairman), Licursi and Mixer. During 1996, the Audit Committee determined the appropriate remuneration of the Company's independent auditors based upon discussions with the auditors and a number of factors, including the fees of other accounting firms of similar reputation, the quality of the work of the auditors and the responsiveness of the auditors to the requirements of the Company.

BOARD RECOMMENDATION

  The Board of Directors believes that the Audit Committee is in the best position to determine the remuneration of the Company's independent auditors and that it is in the best interests of the Company for the Audit Committee to make this determination. Therefore, the Board of Directors recommends a vote FOR authorizing the Board of Directors, through the Audit Committee, to determine the remuneration of the Company's independent auditors upon consideration of factors deemed relevant by the Audit Committee, which may include some or all of the factors described above.

           AUTHORIZATION OF LOCATION OF 1998 ANNUAL GENERAL MEETING

  Under Irish company law, the 1998 Annual General Meeting of Shareholders of the Company must be held in the Republic of Ireland, unless the shareholders of the Company authorize the Company to hold such Annual General Meeting elsewhere. To maintain maximum flexibility, the Board of Directors believes that it is in the best interests of the Company for the shareholders to authorize the Company to hold the 1998 Annual General Meeting in North America. Such authorization will permit the Company to hold the 1998 Annual General Meeting in the Republic of Ireland or in North America, as determined by the Board of Directors to be in the best interests of the Company.

BOARD RECOMMENDATION

  The Board of Directors believes that this flexibility is in the best interests of the Company and recommends a vote FOR this proposal.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the Annual General Meeting. However, if any other matters are properly presented to the Annual General Meeting, it is the intention of the Chairman of the Annual General Meeting, as the person named in the accompanying proxy, to vote, or otherwise act, in accordance with his judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection. The Depositary is required pursuant to the Deposit Agreement to mail to all Owners a notice, which indicates the voting rights of such Owners with respect to their ADRs as more fully described in this Proxy Statement.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS AT THE 1998 ANNUAL GENERAL MEETING

  Proposals of shareholders intended to be presented at the 1998 Annual General Meeting of Shareholders must be received by the Company at its principal office in Galway, Ireland not later than December , 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          Peter M. Quinlan, Secretary

March  , 1997

  THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL GENERAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL GENERAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE ANNUAL GENERAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.